EXHIBIT 10.11
                  Compaq Computer Corporation
                     Bonus Incentive Plan


SECTION 1. Purpose. The purpose of the Compaq Computer Corporation Bonus Incentive Plan (the "Plan") is to provide incentives for senior executives and other key employees whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Compaq Computer Corporation (the "Company") and its subsidiaries.


SECTION 2. Definitions. For the purposes of the Plan, the following terms shall have the meanings indicated:

"Award" shall mean the grant of an award by the Committee to a Participant pursuant to Section 4(a) or Section 4(d).

"Award Year" shall mean any calendar year with respect to the Company's performance in which an Award is granted.

"Board of Directors" shall mean the Board of Directors of the Company.

"Committee" shall mean the Committee designated pursuant to
Section 3. Until otherwise determined by the Board of Directors, the Compensation Committee designated by the Board of Directors shall be the Committee under the Plan.

"Covered Officer" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of
Section 162(m), as hereinafter defined; provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

"Net Income" shall mean for any Award Year, operating income before taxes as determined by the Company's independent accountants for the Award Year, reduced by the aggregate amount of dividends on the Company's preferred stock, if any.

"Participant" shall mean a senior executive or other key employee of the Company selected by the Committee in accordance with Section 4(a) or Section 4(d) who receives an Award.

"Plan Funding Amount" shall mean with respect to any Award Year an amount equal to six percent of Net Income for such year.

"QDRO" shall mean a domestic relations order acceptable to the Committee in its sole discretion.

"Retirement" shall mean retirement from active service to the Company upon attaining 55 years of age, if the Participant's age plus years of active service equals at least 65, or as otherwise determined by the Committee.

"Section 162(m)" shall mean Section 162(m) of the Internal
Revenue Code of 1986 and the rules and other authorities thereunder promulgated by the Internal Revenue Service of the Department of the Treasury.


SECTION 3.     Administration.

(a) Committee. Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board of Directors each of whom is an "outside director" within the meaning of Section 162(m). The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best; provided, however, that the Committee may not exercise any authority otherwise granted to it hereunder if such action would have the effect of increasing the amount of an Award to any Covered Officer.

(b) Committee Determinations. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and its subsidiaries, and stockholders.


SECTION 4.     Eligibility for and Payment of Awards.

(a) Eligible Employees. Subject to the provisions of the Plan, in each calendar year the Committee may select officers or employees (including officers or employees who are also directors) of the Company or any of its subsidiaries who will be eligible to earn Awards under the Plan with respect to such year and determine the amount of such Awards and the conditions under which they may be earned.

(b) Payment of Awards. Awards that are earned with respect to any Award Year shall be paid in cash to Participants at such times and in such amounts as are determined by the Committee.

(c) Deferred Compensation Plan. Notwithstanding the provisions of Section 4(b), if, prior to any date established by the Committee for payment of any Award or portion thereof, a Participant shall so elect, in accordance with procedures established by the Committee, all or any part of an Award or portion thereof shall be deferred and paid in one or more periodic installments in accordance with the Compaq Computer Corporation Deferred Compensation and Supplemental Savings Plan.

(d)  Awards to Covered Officers.

     (i) Notwithstanding the provisions of Sections 4(a), 4(b), and 5(a) hereof, any Award to any Covered Officer shall be granted in accordance with the provisions of this
     Section 4(d). Subject to the discretion of the Committee as set forth in Section 5(b) hereof, the amount of the Award that may be granted with respect to any Award Year to any Covered Officer at the time of such grant shall be 15% of the Plan Funding Amount for such Award Year.

     (ii) Any provision of the Plan to the contrary notwithstanding, no Covered Officer shall be entitled to any payment of an Award with respect to an Award Year unless the members of the Committee shall have certified the Plan Funding Amount for such Award Year.


SECTION 5.  General Provisions.

(a) Adjustments to Net Income. If Net Income for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust Net Income and make payments accordingly under the Plan.

(b) No Adjustments for Covered Officers. Notwithstanding the provisions of subparagraph (a) above, any adjustments made in accordance with or for the purposes of subparagraph (a) shall be disregarded for purposes of calculating the Plan Funding Amount if and to the extent that such adjustments would have the effect of increasing the Plan Funding Amount. In addition, the Committee may, in the exercise of its discretion, reduce or eliminate the amount of an Award to a Covered Officer otherwise calculated in accordance with the provisions of Section 4(d) prior to payment thereof.

(c) No Assignment. No portion of any Award under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution or pursuant to a QDRO prior to the payment thereof.

(d) Tax Requirements. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

(e) No Additional Participant Rights. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company or any such subsidiary to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

(f) Liability. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

(g) Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.


SECTION 6. Amendment and Termination of the Plan. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect the rights of any Participant under any Awards deferred by such Participant pursuant to Section 4(c). In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any Awards not theretofore paid out prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board of Directors may at any time and from time to time delegate to the Committee any or all of its authority under this Section 6. Any amendment to the Plan that would affect any Covered Officer shall be approved by the Company's stockholders if required by and in accordance with Section 162(m).